As filed with the Securities and Exchange Commission on March 5, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	76-0069030 (I.R.S. Employer Identification No.)
5847 San Felipe, Suite 3300 Houston, Texas	77057 (Zip code)
(Address of principal executive offices)

PRIDE INTERNATIONAL, INC. 2007 LONG-TERM INCENTIVE PLAN
PRIDE INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN
PRIDE INTERNATIONAL, INC. AMENDED AND RESTATED 2004 DIRECTORS’ STOCK INCENTIVE PLAN
(Full title of the plans)

Brady K. Long
Vice President, General Counsel and Secretary
Pride International, Inc.
5847 San Felipe, Suite 3300
Houston, Texas  77057
(Name and address of agent for service)

(713) 789-1400
(Telephone number, including area code,
of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share(1)	381,193(3)	$28.33(4)	$10,799,198(4)	$770

(1)	Includes the associated rights to purchase preferred stock, which initially are attached to and trade with the shares of Common Stock being registered hereby.
(2)
Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover such indeterminate number of additional shares as may become issuable under the plan as a result of the antidilution provisions thereof.

(3)
The shares of Common Stock being registered hereby include: (a) 366,404 shares to be offered under the Pride International, Inc. 2007 Long-Term Incentive Plan; (b) 8,798 shares to be offered under the Pride International, Inc. Employee Stock Purchase Plan; and (c) 5,991 shares to be offered under the Pride International, Inc. Amended and Restated 2004 Directors’ Stock Incentive Plan.

(4)
Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based on the average of the high and low sales price of the shares of Common Stock reported on the New York Stock Exchange on March 4, 2010.

TABLE OF CONTENTS

Page
PART I REGISTRATION OF ADDITIONAL SECURITIES	3
PART II	4
Item 8. Exhibits	4
SIGNATURES	5
INDEX TO EXHIBITS	6
EX-5.1
EX-23.1

PART I

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended.

2007 Long-Term Incentive Plan

This Registration Statement registers an additional 366,404 shares of Common Stock issuable pursuant to the Pride International, Inc. 2007 Long-Term Incentive Plan.  These shares are in addition to the 8,000,000 shares of Common Stock registered pursuant to the Registration Statement on Form S-8, File No. 333-149815, filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2008 (the “LTIP Prior Registration Statement”).

Employee Stock Purchase Plan

This Registration Statement registers an additional 8,798 shares of Common Stock issuable pursuant to the Pride International, Inc. Employee Stock Purchase Plan (as amended and restated, the “ESPP”).  These shares are in addition to the 1,100,000 shares of Common Stock registered pursuant to the Registration Statement on Form S-8, File No. 333-131261, filed with the SEC on January 25, 2006, and the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statements on Form S-4 (Nos. 333-66644 and 333-66644-01) relating to the ESPP, filed with the SEC on October 19, 2001 (collectively, the “ESPP Prior Registration Statements”).

Amended and Restated 2004 Directors’ Stock Incentive Plan

This Registration Statement registers an additional 5,991 shares of Common Stock issuable pursuant to the Pride International, Inc. 2004 Directors’ Stock Incentive Plan, as amended and restated.  These shares are in addition to the 540,000 shares of Common Stock registered pursuant to the Registration Statement on Form S-8, File No. 333-115588, filed with the SEC on May 18, 2004, and the Registration Statement on Form S-8, File No. 333-154926, filed with the SEC on October 31, 2008 (collectively with the LTIP Prior Registration Statement and the ESPP Prior Registration Statements, the “Prior Registration Statements”).

The contents of the Prior Registration Statements are incorporated by reference into this Registration Statement, except as amended hereby.

PART II

Item 8.                      Exhibits

    The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit
No.	Description

*4.1	—
Certificate of Incorporation of Pride (incorporated by reference to Annex D to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4, Registration Nos. 333-66644 and 333-66644-01 (the “Registration Statement”)).

*4.2	—	Bylaws of Pride, as amended on December 12, 2008 (incorporated by reference to Exhibit 3.1 to Pride’s Current Report on Form 8-K filed on December 18, 2008, File No. 1-13289).

*4.3	—	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.13 to the Registration Statement).

*4.4	—
Rights Agreement, dated as of September 13, 2001, between Pride and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to Pride’s Current Report on Form 8-K filed on September 28, 2001, File No. 1-13289 (the “Form 8-K”)).

*4.5	—
First Amendment to Rights Agreement, dated as of January 29, 2008, between Pride and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.3 to Pride’s Annual Report on Form 10-K for the year ended December 31, 2007, File No. 1-13289).

*4.6	—	Certificate of Designations of Series A Junior Participating Preferred Stock of Pride (incorporated by reference to Exhibit 4.3 to the Form 8-K).

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of KPMG LLP.

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included on the signature page herein).

*           Incorporated herein by reference as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 5, 2010.

                                        PRIDE INTERNATIONAL, INC.

                                        By:  /s/ Louis A. Raspino
  Louis A. Raspino
  President and Chief Executive Officer

Each person whose signature appears below appoints Louis A. Raspino, Brian C. Voegele and Brady K. Long, and each of them severally, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 5, 2010.

/s/ Louis A. Raspino	President, Chief Executive Officer and Director
Louis A. Raspino	(principal executive officer)
/s/ Brian C. Voegele	Senior Vice President and Chief Financial Officer
Brian C. Voegele	(principal financial officer)
/s/ Leonard E. Travis	Vice President and Chief Accounting Officer
Leonard E. Travis	(principal accounting officer)
/s/ David A.B. Brown	Chairman of the Board
David A.B. Brown
/s/ Kenneth M. Burke	Director
Kenneth M. Burke
/s/ Archie W. Dunham	Director
Archie W. Dunham
/s/ David A. Hager	Director
David A. Hager
/s/ Francis S. Kalman	Director
Francis S. Kalman
/s/ Ralph D. McBride	Director
Ralph D. McBride
/s/ Robert G. Phillips	Director
Robert G. Phillips

INDEX TO EXHIBITS

Exhibit
No.	Description

*4.1	—
Certificate of Incorporation of Pride (incorporated by reference to Annex D to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4, Registration Nos. 333-66644 and 333-66644-01 (the “Registration Statement”)).

*4.2	—	Bylaws of Pride, as amended on December 12, 2008 (incorporated by reference to Exhibit 3.1 to Pride’s Current Report on Form 8-K filed on December 18, 2008, File No. 1-13289).

*4.3	—	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.13 to the Registration Statement).

*4.4	—
Rights Agreement, dated as of September 13, 2001, between Pride and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to Pride’s Current Report on Form 8-K filed on September 28, 2001, File No. 1-13289 (the “Form 8-K”)).

*4.5	—
First Amendment to Rights Agreement, dated as of January 29, 2008, between Pride and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.3 to Pride’s Annual Report on Form 10-K for the year ended December 31, 2007, File No. 1-13289).

*4.6	—	Certificate of Designations of Series A Junior Participating Preferred Stock of Pride (incorporated by reference to Exhibit 4.3 to the Form 8-K).

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of KPMG LLP.

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included on the signature page herein).

*           Incorporated herein by reference as indicated.